Exhibit 99.12

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.

This document relates to an exchange offer (the “Exchange Offer”) made by CanWest Media Inc. (the “Company”). The Exchange Offer is described in the prospectus dated •, 2005 (the “Prospectus”) and in this letter of transmittal (the “Letter of Transmittal”). All terms and conditions contained in the Prospectus are deemed to be incorporated in and form a part of this Letter of Transmittal. Therefore, you are urged to read the Prospectus carefully. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to below as the “terms and conditions.” Terms used but not defined herein have the meaning assigned to such terms in the Prospectus.

LETTER OF TRANSMITTAL

relating to

CanWest Media Inc.

OFFER TO EXCHANGE

SERIES A 8% SENIOR SUBORDINATED NOTES DUE 2012

FOR

REGISTERED

SERIES B 8% SENIOR SUBORDINATED NOTES DUE 2012

Pursuant to the Prospectus dated •, 2005

The Exchange Offer Will Expire at 5:00 P.M., New York City Time, on •, 2005, Unless Extended in Accordance with the Prospectus (the “Expiration Date”).

Each holder of Series A 8% Senior Subordinated Notes due 2012 (the “Initial Notes”) wishing to accept the Exchange Offer should instruct the custodial entity which holds their Initial Notes to complete, sign and submit this Letter of Transmittal to the exchange agent, The Bank of New York (the “exchange agent”), at its address on the last page hereof, on or prior to the Expiration Date.

Delivery of this Letter of Transmittal to an address, or transmission of instructions via a facsimile number, other than in accordance with the instructions herein, will not constitute valid delivery. The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

Questions regarding the Exchange Offer or the completion of this Letter of Transmittal should be directed to the exchange agent, at the following telephone number: (212) 815-3750.

This Letter of Transmittal may be used to accept the Exchange Offer if Initial Notes are to be tendered by effecting a book-entry transfer into the exchange agent’s account at the Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”) procedures. Unless you intend to tender Initial Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, along with the certificates for the Initial Notes specified herein, to the exchange agent at its address on the last page hereof to indicate the action you desire to take with respect to the Exchange Offer.

Holders of Initial Notes tendering by book-entry transfer to the exchange agent’s account at DTC must execute the tender through ATOP, for which the Exchange Offer is eligible. Financial institutions that are DTC participants may execute tenders through ATOP by transmitting acceptance of the Exchange Offer to DTC on or prior to the Expiration Date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Initial Notes into the account of the exchange agent at DTC and send to the exchange agent a “book-entry confirmation,” which shall include an agent’s message. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Initial Notes that the participant has received and agrees to be bound by the terms of the Letter of Transmittal as an undersigned thereof and that the Company may enforce such agreement against the participant. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the agent’s message. Accordingly, holders who tender their Initial Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal.

The registered Series B 8% Senior Subordinated Notes due 2012 (the “Exchange Notes”) will be issued by deposit in book-entry form with the exchange agent. Accordingly, holders who anticipate tendering other than through DTC are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any Exchange Notes to be delivered pursuant to the Exchange Offer and to obtain the information necessary to provide the required DTC participant and account information in this Letter of Transmittal.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest time and date to which the Exchange Offer is extended. The Company shall notify the holders of the Initial Notes of any extension by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

The Exchange Notes will be issued in exchange for Initial Notes in the Exchange Offer (if consummated) on the settlement date. The exchange agent will act as agent for the tendering holders of Initial Notes for the purpose of receiving the Exchange Notes (in book-entry form) from the Company and delivering the Exchange Notes (in book-entry form) to or at the direction of those holders.

Note: Signatures must be provided below.

Please read the accompanying Instructions carefully.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company the aggregate principal amount of Initial Notes indicated in the table below entitled “Description of Initial Notes Tendered.”

The undersigned understands that tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless extended (the “Withdrawal Deadline”). The undersigned understands that tenders may not be withdrawn at any time after the Withdrawal Deadline.

With respect to resale of Exchange Notes, based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Company believes that a holder (other than a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), or “broker” or “dealer” registered under the Exchange Act) who exchanges Initial Notes for Exchange Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 thereof. However, if any holder acquires Exchange Notes in the exchange offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K if the resales are of Exchange Notes obtained by such holder in exchange for Initial Notes acquired by such holder directly from us or an affiliate of ours, unless an exemption from registration is otherwise available.

The undersigned understands that validly tendered Initial Notes (or defectively tendered Initial Notes with respect to which the Company has waived such defect) will be deemed to have been accepted by the Company if, as and when the Company gives oral or written notice thereof to the exchange agent. The undersigned understands that subject to the terms and conditions, Initial Notes properly tendered and accepted (and not validly withdrawn) in accordance with such terms and conditions will be exchanged for the Exchange Notes. The undersigned understands that, under certain circumstances, the Company may not be required to accept any of the Initial Notes tendered (including any such Initial Notes tendered after the Expiration Date). If any Initial Notes are not accepted for exchange for any reason (or if Initial Notes are validly withdrawn), such unexchanged (or validly withdrawn) Initial Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus as promptly as practicable after the expiration or termination of the Exchange Offer.

The undersigned understands that tenders of Initial Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal and acceptance of such Initial Notes by the Company will, after the Withdrawal Deadline, constitute a binding agreement between the undersigned and the Company upon the terms and conditions.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby also represents, warrants and agrees that:

(1)	it has received and reviewed the Prospectus;

(2)	it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the Initial Notes tendered hereby and it has full power and authority to execute this Letter of Transmittal;

(3)	it has full power and authority to tender, sell, assign and transfer the Initial Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company;

(4)	any Exchange Notes to be received by the holder of the Initial Notes tendered hereby (whether or not such person is the undersigned) will be acquired in the ordinary course of such holder’s business, that such holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that such holder is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or of any of the guarantors of the Exchange Notes, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(5)	it will not sell, pledge, hypothecate or otherwise encumber or transfer any Initial Notes tendered hereby from the date of this Letter of Transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(6)	it acknowledges that (a) none of the Company, the exchange agent or any person acting on behalf of any of the foregoing has made any statement, representation or warranty, express or implied, to it with respect to the Company or the offer or sale of any Exchange Notes, other than the information included in the Prospectus (as amended or supplemented to the Expiration Date), and (b) any information it desires concerning the Company and the Exchange Notes or any other matter relevant to its decision to purchase the Exchange Notes (including a copy of the Prospectus) is or has been made available to it;

(7)	in evaluating the Exchange Offer and in making its decision whether to participate therein by submitting a Letter of Transmittal and tendering its Initial Notes, the undersigned has made its own independent appraisal of the matters referred to in the Prospectus, herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by the Company or the exchange agent other than those contained in the Prospectus (as amended or supplemented to the Expiration Date);

(8)	the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions;

(9)	the submission of this Letter of Transmittal to the exchange agent shall, subject to a holder’s ability to withdraw its tender of Initial Notes prior to the Withdrawal Deadline, and subject to terms and conditions of the Exchange Offer generally, constitute the irrevocable appointment of the exchange agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) at the discretion of such attorney and agent in relation to the Initial Notes tendered hereby in favor of the Company or such other person or persons as they may direct and to deliver such form(s) of transfer and other document(s) in the attorney’s and/or agent’s discretion and the certificate(s) and other document(s) of title relating to such Initial Notes’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer, and to vest in the Company or its nominees such Initial Notes; and

(10)	it understands that the Company, the exchange agent and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that if any of the acknowledgements, representations and warranties made by its submission of this Letter of Transmittal are, at any time prior to the consummation of the Exchange Offer, no longer accurate, it shall promptly notify the Company. If it is acquiring the Exchange Notes to be exchanged for the Initial Notes tendered hereby as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account.

The representations and warranties and agreements of a holder tendering Initial Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the settlement date. For purposes of this Letter of Transmittal, the “beneficial owner” of any Initial Notes shall mean any holder that exercises sole investment discretion with respect to such Initial Notes.

The undersigned understands that tenders may not be withdrawn at any time after the Withdrawal Deadline.

The undersigned understands that the Company reserves the right, in its absolute discretion, to (i) extend the Exchange Offer, (ii) terminate the Exchange Offer if a condition to its obligation to exchange Exchange Notes is not satisfied or waived at the Expiration Date, or (iii) amend the Exchange Offer by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. If the Exchange Offer is amended in a manner that the Company determines constitutes a material change, the Company will extend the Exchange Offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the holders, if the Exchange Offer would otherwise have expired during such period. Any change in the consideration offered to holders of Initial Notes pursuant to the Exchange Offer will be paid to all holders whose Initial Notes have previously been tendered and not withdrawn pursuant to the Exchange Offer.

The Company will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the Initial Notes as promptly as practicable. If the Company extends the expiration date, the Company will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled Expiration Date or Withdrawal Deadline. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

TENDER OF INITIAL NOTES

To effect a valid tender of Initial Notes through the completion, execution and delivery of a Letter of Transmittal, the undersigned must complete the tables below entitled “Description of Initial Notes Tendered” and sign the Letter of Transmittal where indicated.

Exchange Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian, as specified in the table below, on the settlement date or as soon as practicable thereafter. Failure to provide the information necessary to effect delivery of Exchange Notes will render such holder’s tender defective and the Company will have the right, which it may waive, to reject such tender without notice.

DESCRIPTION OF INITIAL NOTES TENDERED (see Instructions 2 and 3) NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of DTC Participant and Participant’s Account Number in which Initial Notes are held and/or the corresponding Exchange Notes are to be delivered	Aggregate Principal Amount of Initial Notes*

* The principal amount of Initial Notes tendered hereby must be in minimum denominations of US$1.00 and integral multiples of US$1.00 in excess thereof. See Instruction 3.

SIGN HERE

(TO BE COMPLETED BY ALL TENDERING

HOLDERS OF INITIAL NOTES THAT ARE NOT EFFECTING TENDERS THROUGH ATOP)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of the Initial Notes listed in the table on page 7 labeled “Description of Initial Notes Tendered.”

Signature of Registered Holder(s) or Authorized Signatory	Date

Signature of Registered Holder(s) or Authorized Signatory	Date

Signature of Registered Holder(s) or Authorized Signatory	Date

Area Code and Telephone Number:

If a holder of Initial Notes is tendering any Initial Notes, this Letter of Transmittal must be signed by the registered holder(s) exactly as the name(s) appear(s) on a securities position listing of DTC or by any person(s) authorized to become the registered holder(s) by endorsements and documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person, acting in a fiduciary or representative capacity, please set forth at the line entitled “Capacity (full title)” and submit evidence satisfactory to the exchange agent and the Company of such person’s authority to so act. See Instruction 4.

Name(s):

(Please Type or Print)

Capacity (full title):

Address:

(Including Zip Code)

INSTRUCTIONS FORMING PART OF THE TERMS AND

CONDITIONS OF THE EXCHANGE OFFER

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by tendering holders of Initial Notes if tender of such Initial Notes is to be made by book-entry transfer to the exchange agent’s account at DTC and instructions are not being transmitted through ATOP. Holders who tender their Initial Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal; thus, a Letter of Transmittal need not accompany tenders effected through ATOP.

A confirmation of a book-entry transfer into the exchange agent’s account at DTC of all Initial Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the exchange agent at its address set forth herein on or prior to the Expiration Date.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the Exchange Offer by causing DTC to transfer Initial Notes to the exchange agent in accordance with DTC’s ATOP procedures for such transfer on or prior to the Expiration Date. The exchange agent will make available its general participant account at DTC for the Initial Notes for purposes of the Exchange Offer.

Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the exchange agent. No Letter of Transmittal should be sent to the Company or DTC.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested and properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

Neither the Company nor the exchange agent is under any obligation to notify any tendering holder of Initial Notes of the Company’s acceptance of tendered Initial Notes prior to the Expiration Date.

2. Delivery of the Exchange Notes. Exchange Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) needed to permit such delivery must be provided in the table on page 6 hereof entitled “Description of the Initial Notes Tendered.” Failure to do so will render a tender of Initial Notes defective, and the Company will have the right, which it may waive, to reject such tender without notice. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the facility to hold securities custodially through DTC) to arrange for receipt of any Exchange Notes delivered pursuant to the Exchange Offer and to obtain the information necessary to complete the table.

3. Amount of Tenders. Tenders of Initial Notes will be accepted only in minimum denominations of US$1.00 and integral multiples of US$1.00 in excess thereof. Book-entry transfers to the exchange agent should be made in the exact principal amount of Initial Notes tendered.

4. Signatures on Letter of Transmittal. For purposes of this Letter of Transmittal, the term “registered holder” means an owner of record as well as any DTC participant that has Initial Notes credited to its DTC account.

If any of the Initial Notes tendered are held by two or more registered holders, all of the registered holders must sign the Letter of Transmittal.

The Company will not accept any alternative, conditional, irregular or contingent tenders. By executing the Letter of Transmittal (or facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your Initial Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender such Initial Notes.

5. Transfer Taxes. Except as set forth in the Prospectus under the caption “The Exchange Offer—Transfer Taxes,” the Company will pay or cause to be paid any transfer taxes with respect to the exchange of Initial Notes pursuant to the Exchange Offer.

6. Validity of Tenders. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Initial Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Initial Notes not in proper form or any Initial Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in tenders of Initial Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as the Company shall determine. None of the Company, the exchange agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Initial Notes, nor shall any of them incur any liability for failure to give such notification.

Tenders of Initial Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Initial Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the holders of Initial Notes, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date or the withdrawal or termination of the Exchange Offer.

7. Waiver of Conditions. The Company reserves the absolute right to amend or waive any of the conditions in the Exchange Offer concerning any Initial Notes at any time.

8. Withdrawal. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Tenders.”

In order to tender, a holder of Initial Notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the exchange agent at its address set forth below or tender pursuant to DTC’s Automated Tender Offer Program.

The exchange agent for the Exchange Offer is:

The Bank of New York

By facsimile:

(For Eligible Institutions only):

(212) 298-1915

For Confirmation of Facsimile or for Information:

(212) 815-3750

By Mail:	By Hand or Overnight Courier:
101 Barclay Street—7 East New York, NY 10286 Attn: Mr. Kin Lau	101 Barclay Street—7 East New York, NY 10286 Attn: Mr. Kin Lau

Any questions or requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal or related documents may be directed to the exchange agent at its telephone number set forth above. A holder of Initial Notes may also contact such holder’s custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Exchange Offer.